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                                                                    EXHIBIT 99.2

                    CONSENT OF DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

  We hereby consent to (i) the inclusion of our opinion letter, dated as of June 22, 1999, to the Board of Directors of Market Guide Inc. (the "Company") as Appendix V to the Joint Proxy Statement/Prospectus of the Company and Multex.com, Inc. relating to the proposed merger between the Company and Multex.com, Inc., and (ii) all references to DLJ in the section captioned "The Merger--Opinions of Financial Advisors--Market Guide" of the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation

                                          By:       /s/ Burke Smith
                                             ----------------------------------
                                                Burke Smith
                                               Vice President

New York, New York
August 17, 1999